                            ONE HUNDRED EIGHTEENTH
                            SUPPLEMENTAL INDENTURE

                      Southern California Edison Company

                                      to

               The Bank of New York Mellon Trust Company, N.A.

                                     and

                                D. G. Donovan,

                                   Trustees

                          DATED AS OF MARCH 18, 2009

            This One Hundred Eighteenth Supplemental Indenture, dated as of the 18th day of March, 2009, is entered into by and between Southern
California Edison Company (between 1930 and 1947 named "Southern California
Edison Company Ltd."), a corporation duly organized and existing under and by virtue of the laws of the State of California and having its principal office and mailing address at 2244 Walnut Grove Avenue, in the City of Rosemead,
County of Los Angeles, State of California 91770, and qualified to do business in the States of Arizona, New Mexico, and Nevada (hereinafter sometimes termed the "Company"), and The Bank of New York Mellon Trust
Company, N.A., a national banking association having its mailing address at 2
North LaSalle Street, in the City of Chicago, State of Illinois 60602
(formerly named The Bank of New York Trust Company, N.A., successor Trustee to The Bank of New York, which was successor Trustee to Harris Trust and
Savings Bank), and D. G. Donovan of 2 North LaSalle Street, in the City of
Chicago, State of Illinois 60602 (successor Trustee to R. G. Mason, who was successor Trustee to Wells Fargo Bank, National Association, which was successor Trustee to Security Pacific National Bank, formerly named Security
First National Bank and Security-First National Bank of Los Angeles,
successor, by consolidation and merger, to Pacific-Southwest Trust and Savings
Bank), as Trustees (hereinafter sometimes termed the "Trustees");

            WITNESSETH:

            WHEREAS, the Company heretofore executed and delivered to said
Harris Trust and Savings Bank and said Pacific-Southwest Trust and Savings
Bank, Trustees, a certain Indenture of Mortgage or Deed of Trust dated as of
October 1, 1923, which said Indenture was duly filed for record and recorded in the offices of the respective recorders of the following counties:  in the
State of California-Fresno County, Volume 397 of Official Records, page 1;
Imperial County, Book 1174 of Official Records, page 966; Inyo County, Volume
154 of Official Records, page 417; Kern County, Book 379 of Trust Deeds, page 196; Kings County, Volume 84 of Deeds, page 1; Los Angeles County, Book
2963 of Official Records, page 1; Madera County, Volume 9 of Official
Records, page 63; Merced County, Volume 363 of Official Records, page 1;
Modoc County, Volume 230 of Official Records, page 119 et seq.; Mono County,
Volume 64 of Official Records, page 29; Orange County, Book 496 of Deeds, page 1; Riverside County, Book 594 of Deeds, page 252; San Bernardino County,
Book 825 of Deeds, page 1; San Diego County, Series 5 Book 1964, page 84061;
Santa Barbara County, Book 229 of Deeds, page 30; Stanislaus County, Volume
465 of Official Records, page 370; Tulare County, Volume 50 of Official
Records, page 1; Tuolumne County, Volume 274 of Official Records, page 568;
and Ventura County, Volume 33 of Official Records, page 1; in the State of
Nevada-Clark County, Book 8 of Mortgages; Churchill County, Book 40 of
Official Records, page 235; Lyon County, Book 39 of Mortgages, page 1;
Mineral County, Book 13 of Official Records, page 794; Pershing County, Book
15 of Official Records, page 612; and Washoe County, Book 83 of Mortgages, page 301; in the State of Arizona-La Paz County, Instrument No. 83-000212 of
Official Records; Mohave County, Book 11 of Realty Mortgages; Maricopa
County, Docket 4349 of Official Records, page 197; and Yuma County, Docket
369, page 310; and in the offices of the county clerks of the following counties in the State of New Mexico-McKinley County, Book Mtg. 50, page 187 and filed as Document No. 10536 in the Chattel Records; and San Juan County,
Book Mtg. 630, page 13 and filed as Document No. 17838 in the Chattel Records
(hereinafter referred to as the "Original Indenture"), to secure the payment of the principal of and interest on all bonds of the Company at any time outstanding thereunder, and (as to certain such filings or recordings) the principal of and interest on all Debentures of 1919 (referred to in the
Original Indenture and now retired) outstanding; and

            WHEREAS, the Company has heretofore executed and delivered to the
Trustees one hundred seventeen certain supplemental indentures, dated, respectively, as of March 1, 1927, April 25, 1935, June 24, 1935,
September 1, 1935, August 15, 1939, September 1, 1940, January 15, 1948,
August 15, 1948, February 15, 1951, August 15, 1951, August 15, 1953,
August 15, 1954, April 15, 1956, February 15, 1957, July 1, 1957, August 15,
1957, August 15, 1958, January 15, 1960, August 15, 1960, April 1, 1961, May
1, 1962, October 15, 1962, May 15, 1963, February 15, 1964, February 1, 1965,
May 1, 1966, August 15, 1966, May 1, 1967, February 1, 1968, January 15,
1969, October 1, 1969, December 1, 1970, September 15, 1971, August 15, 1972,
February 1, 1974, July 1, 1974, November 1, 1974, March 1, 1975, March 15,
1976, July 1, 1977, November 1, 1978, June 15, 1979, September 15, 1979,
October 1, 1979, April 1, 1980, November 15, 1980, May 15, 1981, August 1,
1981, December 1, 1981, January 16, 1982, April 15, 1982, November 1, 1982,
November 1, 1982, January 1, 1983, May 1, 1983, December 1,

1984, March 15,
1985, October 1, 1985, October 15, 1985, March 1, 1986, March 15, 1986, April
15, 1986, April 15, 1986, July 1, 1986, September 1, 1986, September 1, 1986,
December 1, 1986, July 1, 1987, October 15, 1987, November 1, 1987, February
15, 1988, April 15, 1988, July 1, 1988, August 15, 1988, September 15, 1988,
January 15, 1989, May 1, 1990, June 15, 1990, August 15, 1990, December 1,
1990, April 1, 1991, May 1, 1991, June 1, 1991, December 1, 1991, February 1,
1992, April 1, 1992, July 1, 1992, July 15, 1992, December 1, 1992, January
15, 1993, March 1, 1993, June 1, 1993, June 15, 1993, July 15, 1993,
September 1, 1993, October 1, 1993, February 21, 2002, February 15, 2003,
October 15, 2003, December 15, 2003, January 7, 2004, February 26, 2004,
March 23, 2004, December 6, 2004, January 11, 2005, January 27, 2005, March
17, 2005, June 1, 2005, June 20, 2005, August 24, 2005, December 12, 2005,
January 24, 2006, April 4, 2006, December 4, 2006, January 14, 2008, August
13, 2008 and October 9, 2008, which modify, amend and supplement the Original
Indenture, such Original Indenture, as so modified, amended and supplemented, being hereinafter referred to as the "Amended Indenture"; and

            WHEREAS, there have been issued and are now outstanding and entitled to the benefits of the Amended Indenture, First and Refunding
Mortgage Bonds as follows:

         Series             Due Date          Principal Amount
         2004A                2014                 300,000,000
         2004B                2034                 525,000,000
         2004D                2035                  79,400,000
         2004E                2035                  65,000,000
         2004F                2015                 300,000,000
         2004G                2035                 350,000,000
         2005A                2016                 400,000,000
         2005B                2036                 250,000,000
         2005D                2029                 203,460,000
         2005E                2035                 350,000,000
         2005F                2035                 248,585,000
         2006A                2036                 350,000,000
         2006C                2028                 196,000,000
         2006D                2033                 135,000,000
         2006E                2037                 400,000,000
         2008A                2038                 600,000,000
         2008B                2018                 400,000,000
         2008C                2014                 500,000,000

            WHEREAS, the Company proposes presently to issue in fully
registered form only, without coupons, two new series of the Company's First and Refunding Mortgage Bonds, pursuant to resolutions of the Board of
Directors or the Executive Committee of the Board of Directors of the
Company, or actions by one or more officers of the Company, said new series to be designated as Series 2009A and Series 2009B (collectively referred to herein as the "Bonds"), and the Company's authorized bonded indebtedness has been increased to provide for the issuance of the Bonds; and

            WHEREAS, the Company has acquired real and personal property since the execution and delivery of the One Hundred Seventeenth Supplemental
Indenture which, with certain exceptions, is subject to the lien of the
Amended Indenture by virtue of the after-acquired property clauses and other clauses thereof, and the Company now desires in this One Hundred Eighteenth
Supplemental Indenture (hereinafter sometimes referred to as this
"Supplemental Indenture") expressly to convey and confirm unto the Trustees all properties, whether real, personal or mixed, now owned by the Company
(with the exceptions hereinafter noted); and

            WHEREAS, for the purpose of further safeguarding the rights and interests of the holders of bonds under the Amended Indenture, the Company desires, in addition to such conveyance, to enter into certain covenants with the Trustees; and

            WHEREAS, the making, executing, acknowledging, delivering and recording of this Supplemental Indenture have been duly authorized by proper corporate action of the Company, and the Trustees have each duly determined to execute and accept this Supplemental Indenture;

            NOW, THEREFORE, in order further to secure the payment of the principal of and interest on all of the bonds of the Company at any time outstanding under the Amended Indenture, as from time to time amended and supplemented, including specifically, but without limitation, the First and
Refunding Mortgage Bonds, Series 2004A, Series 2004B, Series 2004D, Series
2004E, Series 2004F, Series 2004G, Series 2005A, Series 2005B, Series 2005D,
Series 2005E, Series 2005F, Series 2006A, Series 2006C, Series 2006D, Series
2006E, Series 2008A, Series 2008B and Series 2008C, referred to above, all of said bonds having been heretofore issued and being now outstanding, and the
Bonds, in the initial aggregate principal amount of $750,000,000, to be presently issued and outstanding; and to secure the performance and observance of each and every of the covenants and agreements contained in the
Amended Indenture, and without in any way limiting (except as hereinafter specifically provided) the generality or effect of the Original Indenture or any of said supplemental indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture insofar as by any provision of any said Indenture any of the properties hereinafter referred to are subject to the lien and operation thereof, but to such extent (except as hereinafter specifically provided) confirming such lien and operation, and for and in consideration of the premises, and of the sum of One Dollar
($1.00) to the Company duly paid by the Trustees, at or upon the ensealing and delivery of these presents (the receipt whereof is hereby acknowledged), the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, aliened, released, conveyed, assigned, transferred, warranted, mortgaged, and pledged, and by these presents does grant, bargain, sell, alien, release, convey, assign, transfer, warrant, mortgage, and pledge unto the Trustees, their successors in trust and their assigns forever, in trust, with power of sale, all of the following:

            All and singular the plants, properties (including goods which are or are to become fixtures), equipment, and generating, transmission, feeding, storing, and distributing systems, and facilities and utilities of the Company in the Counties of Fresno, Imperial, Inyo, Kern, Kings, Los
Angeles, Madera, Merced, Modoc, Mono, Orange, Riverside, San Bernardino, San
Diego, Santa Barbara, Stanislaus, Tulare, Tuolumne, and Ventura, in the State
of California, Churchill, Clark, Lyon, Mineral, Pershing, and Washoe, in the
State of Nevada, La Paz and Maricopa, in the State of Arizona, and McKinley
and San Juan, in the State of New Mexico, and elsewhere either within or without said States, with all and singular the franchises, ordinances, grants, easements, rights-of-way, permits, privileges, contracts, appurtenances, tenements, and other rights and property thereunto appertaining or belonging, as the same now exist and as the same or any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said Counties, or elsewhere either within or without said States;

            Together with, to the extent permitted by law, all other
properties, real, personal, and mixed (including goods which are or are to become fixtures), except as herein expressly excepted, of every kind, nature, and description, including those kinds and classes of property described or referred to (whether specifically or generally or otherwise) in the Original
Indenture and/or in any one or more of the indentures supplemental thereto, now or hereafter owned, possessed, acquired or enjoyed by or in any manner appertaining to the Company, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, rents, issues, and profits thereof; it being hereby intended and expressly agreed that all the business, franchises, and properties, real, personal, and mixed (except as herein expressly excepted), of every kind and nature whatsoever and wherever situated, now owned, possessed, or enjoyed, and which may hereafter be in anywise owned, possessed, acquired, or enjoyed by the Company, shall be as fully embraced within the provisions hereof and be subject to the lien created hereby and by the Original Indenture and said supplemental indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture, as if said properties were particularly described herein;

            Saving and excepting, however, anything contained herein or in the granting clauses of the Original Indenture, or of the above mentioned indentures supplemental thereto, or elsewhere contained in the Original
Indenture or said supplemental indentures, to the contrary notwithstanding, from the property

hereby or thereby mortgaged and pledged, all of the
following property (whether now owned by the Company or hereafter acquired by
it):  all bills, notes, warrants, customers' service and extension deposits, accounts receivable, cash on hand or deposited in banks or with any governmental agency, contracts, choses in action, operating agreements and leases to others (as distinct from the property leased and without limiting any rights of the Trustees with respect thereto under any of the provisions of the Amended Indenture), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all office furniture and office equipment, motor vehicles and tools therefor, all materials, goods, merchandise, and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any property of the Company, and all electrical energy and other materials or products produced by the Company for sale, distribution, or use in the ordinary conduct of its business--other than any of the foregoing which has been or may be specifically transferred or assigned to or pledged or deposited with the Trustees, or any of them, under the Amended Indenture, or required by the provisions of the Amended
Indenture, so to be; provided, however, that if, upon the occurrence of a default under the Amended Indenture, the Trustees, or any of them, or any receiver appointed under the Amended Indenture, shall enter upon and take possession of the mortgaged and pledged property, the Trustees, or such
Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property excepted by this paragraph then on hand which is used or useful in connection with the business of the Company, and collect, impound, use, and administer the same to the same extent as if such property were part of the mortgaged and pledged property and had been specifically mortgaged and pledged hereunder, unless and until such default shall be remedied or waived and possession of the mortgaged and pledged property restored to the Company, its successors or assigns, and provided further, that upon the taking of such possession and until possession shall be restored as aforesaid, all such excepted property of which the Trustees, or such Trustee or such receiver shall have so taken possession, shall be and become subject to the lien hereof, subject, however, to any liens then existing on such excepted property.

            And the Company does hereby covenant and agree with the Trustees, and the Trustees with the Company, as follows:

                                    PART I

            The Trustees shall have and hold all and singular the properties conveyed, assigned, mortgaged and pledged hereby or by the Amended Indenture, including property hereafter as well as heretofore acquired, in trust for the equal and proportionate benefit and security of all present and future holders of the bonds and interest obligations issued and to be issued under the Amended Indenture, as from time to time amended and supplemented, without preference of any bond over any other bond by reason of priority in date of issuance, negotiation, time of maturity, or for any other cause whatsoever, except as otherwise in the Amended Indenture, as from time to time amended and supplemented, permitted, and to secure the payment of all bonds now or at any time hereafter outstanding under the Amended Indenture, as from time to time amended and supplemented, and the performance of and compliance with the covenants and conditions of the Amended Indenture, as from time to time amended and supplemented, and under and subject to the provisions and conditions and for the uses set forth in the Amended Indenture, as from time to time amended and supplemented.

                                   PART II

            Article I to Article Twenty-One, inclusive, of the Amended
Indenture are hereby incorporated by reference herein and made a part hereof as fully as though set forth at length herein.

                                   PART III

            All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Amended Indenture, except when expressly herein otherwise defined.

                                   PART IV

            Pursuant to Section 1 of Article Five of the Original Indenture,
as amended by Part IV, Subpart C, of the Sixth Supplemental Indenture, dated as of September 1, 1940, the notice to be given with respect to the redemption of the Bonds in whole or in part, shall be limited to and shall consist of the giving by the Company or The Bank of New York Mellon Trust
Company, N.A., Trustee, of a notice in writing (including by facsimile transmission) of such redemption, at least 30 days, but not more than 60 days, prior to the date fixed for redemption to the holder of each Bond called for redemption at the holder's last address shown on the registry books of the Company.  Failure to so provide such notice to the holder of any
Bond shall not affect the validity of the redemption proceedings with respect to any other Bond.

                                    PART V

            The Bonds shall be in substantially the form set forth in a resolution of the Board of Directors or the Executive Committee of the Board
of Directors of the Company, or a certificate evidencing action by an officer or officers of the Company, and may have placed thereon such letters, numbers or other marks of identification and such legends or endorsements as set forth in this Supplemental Indenture or as may be required to comply with the
Securities Act of 1933, as amended (the "Securities Act"), any other laws, any other rules of the Securities and Exchange Commission or any securities exchange, or as may, consistently herewith, be determined to be necessary or appropriate by the officers executing the Bonds, as evidenced by their execution of the Bonds.

            The Bonds initially shall be represented by two or more
securities in registered, global form without interest coupons ("Global
Bonds").  Each certificate for Global Bonds shall represent the aggregate principal of outstanding Bonds of a series from time to time endorsed thereon and the aggregate principal amount of outstanding Bonds of a series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a
Global Bond certificate to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Bonds represented thereby shall be made by The Bank of New York Mellon Trust Company, N.A., Trustee, as
registrar for the Bonds (the "Bond Registrar"), in accordance with instructions given by the registered holder thereof.

            The Company initially appoints The Depository Trust Company
("DTC") to act as depositary with respect to the Global Bonds (together with any successor, the "Depositary").  Each certificate representing Global Bonds shall bear a legend in substantially the following form (the "Global Bond
Legend"):

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
            REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK
            CORPORATION ("DTC"), TO SOUTHERN CALIFORNIA EDISON COMPANY OR ITS
            AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
            CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE AND CO. OR IN
            SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
            OF DTC (AND ANY PAYMENT IS MADE TO CEDE AND CO. OR TO SUCH OTHER
            ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC),
            ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
            BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
            HEREOF, CEDE AND CO., HAS AN INTEREST HEREIN.

            Beneficial interests in the Global Bonds may not be exchanged for
Bonds in certificated form ("Certificated Bonds") except in the limited circumstances set forth below in this Supplemental Indenture.  Certificates representing Certificated Bonds will not bear the Global Bond Legend.

                                   PART VI

            The transfer and exchange of Global Bonds or beneficial interests in Global Bonds shall be effected through the Depositary, in accordance with the terms of the Amended Indenture (including the restriction on transfer set forth herein) and the procedures of the Depositary.

            A Global Bond may be exchanged for Certificated Bonds if (a) the
Depositary for the Global Bond notifies the Company that the Depositary is unwilling or unable to continue as to act as Depositary for the Global Bond or has ceased to be a clearing agency registered under the Securities
Exchange Act of 1934, and in either case the Company fails to appoint a successor Depositary within 90 days after delivery of such notice; (b) the
Company notifies the Bond Registrar in writing that it has elected to cause the issuance of Certificated Bonds; or (c) there has occurred and is continuing a default with respect to the Bonds under the Amended Indenture.
Certificated Bonds delivered in exchange for any Global Bond or beneficial interests in Global Bonds will be executed by the Company, authenticated by
The Bank of New York Mellon Trust Company, N.A., as Trustee, registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

            When Certificated Bonds are presented to the Bond Registrar with a request to register the transfer of the Certificated Bonds or to exchange such Certificated Bonds for an equal principal amount of Certificated Bonds of other authorized denominations, the Bond Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

                                   PART VII

            All, but only, the duties, responsibilities, liabilities,
immunities, rights, powers, and indemnities against liability, of the
Trustees and each of them, with respect to the trust created by the Amended
Indenture, are hereby assumed by and given to the Trustees, and each of them, with respect to the trust hereby created, and are so assumed and given subject to all the terms and provisions with respect thereto as set forth in the Amended Indenture, as fully and to all intents and purposes as if the same were herein set forth at length; and this Supplemental Indenture is executed by the Trustees for the purpose of evidencing their consent to the foregoing.

            The recitals contained herein, except the recital that the
Trustees have each duly determined to execute and deliver this Supplemental
Indenture, shall be taken as the statements of the Company, and the Trustees assume no responsibility for the correctness thereof.  The Trustees make no representations as to the validity of this Supplemental Indenture.

                                  PART VIII

            The Series 2009A Bonds and Series 2009B Bonds need not be issued at the same time and either or both such series may be reopened at any time, without notice to or the consent of any then-existing holder or holders of any Bond, for issuances of additional Bonds in an unlimited principal amount.  Any such additional Bonds will have the same interest rate, maturity and other terms as those of that series initially issued, except for payment of interest accruing prior to the original issue date of such additional
Bonds and, if applicable, for the first interest payment date following such original issue date.

                                   PART IX

            As amended and supplemented by this Supplemental Indenture, the
Amended Indenture is in all respects ratified and confirmed, and the Original
Indenture and all said indentures supplemental thereto including this
Supplemental Indenture, shall be read, taken, and considered as one instrument, and the Company agrees to conform to and comply with all and singular the terms, provisions, covenants, and conditions set forth therein and herein.

                                    PART X

            In case any one or more of the provisions contained in this
Supplemental Indenture should be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions contained in this Supplemental Indenture, and, to the extent and only to the extent that any such provision is invalid, illegal, or unenforceable, this Supplemental Indenture shall be construed as if such provision had never been contained herein.

                                   PART XI

            This Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original.

            IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its Chairman of the Board, its Chief Executive Officer, its President, or one
of its Vice Presidents and attested by the signature of its Secretary or one of its Assistant Secretaries, for and in its behalf; said The Bank of New
York Mellon Trust Company, N.A. has caused its name to be hereunto affixed, and this Supplemental Indenture to be signed, by one of its Vice Presidents or Assistant Vice Presidents or Agents; and said D. G. Donovan has hereunto executed this Supplemental Indenture; all as of the day and year first above written.  Executed in counterparts and in multiple.

                                          SOUTHERN CALIFORNIA EDISON COMPANY

                                          /s/ ROBERT C. BOADA
                                          ----------------------------------
                                          ROBERT C. BOADA
                                          Vice President and Treasurer

Attest:

/s/ BONITA J. SMITH
----------------------------------
BONITA J. SMITH
Assistant Secretary

(Seal)

                                          THE BANK OF NEW YORK MELLON TRUST
                                          COMPANY, N.A., Trustee

                                          /s/ JUDITH L. BARTOLINI
                                          ----------------------------------
                                          Name:  JUDITH L. BARTOLINI
                                          Title:  Vice President

                                          /s/ D. G. DONOVAN
                                          ----------------------------------
                                          D. G. DONOVAN
                                          Trustee

Page

STATE OF CALIFORNIA     }
                        }  ss.
COUNTY OF LOS ANGELES   }

      On this 18th day of March, 2009, before me, SARAH C. PEREZ, a Notary
Public, personally appeared ROBERT C. BOADA and BONITA J. SMITH, who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity on behalf of which the persons acted, executed the instrument.

      I  certify  under  PENALTY  OF  PERJURY  under  the laws of the State of
California that the foregoing paragraph is true and correct.

      WITNESS my hand and official seal.

                                          /s/ Sarah C. Perez
                                          ----------------------------------
                                          Notary Public, State of California

(Seal)

My Commission expires on August 22, 2009.

Page

STATE OF ILLINOIS   }
                    }  ss.
COUNTY OF COOK      }

      On this 18th day of March, 2009, before me, JULIE MEADORS, a Notary
Public, personally appeared Judith L. Bartolini, Vice President of THE BANK
OF NEW YORK MELLON TRUST COMPANY, N.A., Trustee, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

                                    /s/ Julie Meadors
                                    ----------------------------------
                                    Notary Public

(Seal)

My Commission expires on January 7, 2012.

STATE OF ILLINOIS }
                  }  ss.
COUNTY OF COOK    }

      On this 18th day of March, 2009, before me, JULIE MEADORS, a Notary
Public, personally appeared D. G. DONOVAN, Trustee, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

                                    /s/ Julie Meadors
                                    ----------------------------------
                                    Notary Public

(Seal)

My Commission expires on January 7, 2012.